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                                   EXHIBIT 32
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Statement Furnished Pursuant to Section 1350(a) of title 18, United States Code


The undersigned, Don R. Graber and Robert W. Lafferty, certify that:

1. The Quarterly Report on Form 10-Q of Huffy Corporation (the "Company") for the Quarterly Period Ended June 28, 2003 (the "Form 10-Q"), which is being filed today with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



       August 12, 2003                 /s/  Don R. Graber
---------------------------            -----------------------------------
 Date                                  Don R. Graber
                                       Chief Executive Officer,
                                       Huffy Corporation


      August 12, 2003                  /s/ Robert W. Lafferty
---------------------------            -----------------------------------
Date                                   Robert W. Lafferty
                                       Chief Financial Officer
                                       Huffy Corporation



A signed original of this written statement required by Section 906 has been provided to Huffy Corporation and will be retained by Huffy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.